Exhibit 10.3

Restricted Shares Award (Director)
Cliff Vesting
Award Date: ____________20__

RELIANT BANCORP, INC.
RESTRICTED SHARES AWARD AGREEMENT

THIS RESTRICTED SHARES AWARD AGREEMENT (this “Agreement”), dated as of ________, 20__ (the “Award Date”), is made by and between Reliant Bancorp, Inc., a Tennessee corporation (“Company”), and __________________________ (“Grantee”).

RECITALS

WHEREAS, Company has adopted the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan, as amended (the “Plan”), pursuant to which Company may grant restricted shares awards; and

WHEREAS, Company desires to grant to Grantee, in consideration for Grantee’s service on the board of directors of Company and/or Reliant Bank, the wholly owned bank subsidiary of Company (“Bank”), and Grantee desires to accept, the number of shares of restricted shares provided for herein.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have the final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder and hereunder, and its decision shall be binding and conclusive upon Grantee and Grantee’s executors, administrators, personal representatives, heirs, beneficiaries, and assigns in respect of any questions arising under the Plan or this Agreement. In the event of a discrepancy between the Plan and this Agreement, the provisions of the Plan shall control.

Section 2. Grant of Restricted Shares Award. Pursuant to the Plan, Company hereby issues to Grantee on the Award Date a Restricted Share Award (the “Award”) of _____________ whole shares (the “Restricted Shares”) of common stock, $1.00 par value, of Company (the “Company Stock”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan in consideration of the services to be rendered by Grantee to Company and/or its Affiliates.

Section 3. Terms and Conditions of Award. The grant of Restricted Shares provided for in Section 2 hereof shall be subject to the following terms, conditions, and restrictions:

(a)Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, Grantee shall possess all incidents of ownership of the Restricted Shares granted hereunder, including without limitation (i) the right to vote such Restricted Shares and (ii) subject to Section 3(b) hereof, the right to receive dividends with respect to such Restricted Shares (but only to the extent declared and paid by Company, in its sole discretion, to holders of Company Stock); provided, however, that any such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid with respect to the Restricted Shares.

(b)Dividends. Any dividends with respect to the Restricted Shares (whether such dividends are paid in cash, stock, or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the Restricted Shares with regard to which they are paid; (ii) may be held by Company for Grantee prior to vesting; and (iii) if so held by Company, shall be paid or otherwise released to Grantee, without interest, promptly after the vesting of the Restricted Shares with regard to which they were paid. If dividends are released to Grantee prior to the vesting of the Restricted Shares with regard to which they were paid, and such Restricted Shares fail to vest and are forfeited for any reason, Grantee shall return or repay such dividends to Company, without interest, promptly following the forfeiture event.

(c)Restrictions. Neither the Restricted Shares nor any interest therein may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution, during the period prior to the date on which the Restricted Shares vest and the restrictions thereon are removed. Any attempt to encumber or dispose of any of the Restricted Shares in contravention of the above restriction shall be null and void and without effect and shall result in forfeiture of the Restricted Shares.

(d)Book Entry Form. Company shall issue the Restricted Shares in book entry form, registered in the name of Grantee, with restrictive notations referring to the terms, conditions, and restrictions applicable to the Award.

(e)Lapse of Restrictions. All of the Restricted Shares awarded hereunder shall vest on the first anniversary of the Award Date, at which time all restrictions relating to the Restricted Shares shall lapse. Upon the lapse of restrictions relating to the Restricted Shares, Company shall remove the restrictive notations on any of the Restricted Shares issued in book entry form.

(f)Forfeiture of Restricted Shares. Notwithstanding Section 3(e) hereof, but subject to Section 3(g) below, in the event of a Termination of Service (as defined below) prior to the time the Restricted Shares vest and the restrictions associated therewith lapse in accordance with Section 3(e) hereof, the Restricted Shares shall be automatically forfeited by Grantee as of the date of such Termination of Service. Any Restricted Shares forfeited pursuant to this Agreement shall be transferred to, and reacquired by, Company without payment of any consideration by Company, and neither Grantee nor any of Grantee’s executors, administrators, personal representatives, heirs, beneficiaries, or assigns shall thereafter have any further rights or interest in such Restricted Shares. As used in this Agreement, the term “Termination of Service” shall mean the termination of both (i) Grantee’s continuous service on the board of directors of Company, if Grantee is a member of the board of directors of Company, and (ii) Grantee’s continuous service on the board of directors of Bank, if Grantee is a member of the board of directors of Bank, in each case for any reason other than the death or Disability of Grantee.

(g)Accelerated Vesting. Notwithstanding Section 3(e) hereof, in the event of the termination of both (i) Grantee’s continuous service on the board of directors of Company, if Grantee is a member of the board of directors of Company, and (ii) Grantee’s continuous service on the board of directors of Bank, if Grantee is a member of the board of directors of Bank, as a result of the death or Disability of Grantee and prior to the time the Restricted Shares vest and the restrictions associated therewith lapse, the Restricted Shares shall fully vest and all restrictions thereon shall be removed or lapse as of the date of such termination.

(h)Corporate Transactions. The following provisions shall apply to the corporate transactions described herein: (i) in the event of a proposed dissolution or liquidation of Company, the Award will terminate and be forfeited immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee, and (ii) in the event of a Change in Control of Company (as defined in the Plan) subsequent to the Award Date, the Award shall be assumed or substituted with an equivalent award by any successor entity, or a parent or subsidiary of such successor entity; provided, however, that the Committee may determine, in the exercise of its sole discretion, that, in lieu of such assumption or substitution, the Award shall fully vest and be non-forfeitable and that any conditions or restrictions on the Award shall lapse, as to all or any part of the Award, including Restricted Shares as to which the Award would not otherwise be non-forfeitable.

(i)Tax Liability and Withholding. Grantee shall be required to pay to Company, and Company shall have the right to deduct from any compensation paid to Grantee, the amount of any required withholding taxes in respect of the Restricted Shares and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit Grantee to satisfy any federal, state, or local tax withholding by any of the following means, or by a combination of such means: (A) tendering a cash payment; (B) authoring Company to withhold shares of Company Stock from the shares of Company Stock otherwise issuable or deliverable to Grantee as a result of the vesting of the Restricted Shares, provided that no shares of Company Stock with a value exceeding the minimum amount of tax required to be withhold by law shall be withheld; and/or (C) delivering to Company previously owned and unencumbered shares of Company Stock.

(j)Section 83(b) Election. Grantee hereby acknowledges that Grantee may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Shares (less the purchase price paid for the Restricted Shares, if any), provided that such election must be filed with the Internal Revenue Service no later than 30 days after the Award Date. This time period cannot be extended. Grantee acknowledges that timely filing of a Section 83(b) election is Grantee’s sole responsibility. Grantee will seek the advice of Grantee’s own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Award under federal, state, and any other laws that may be applicable. Company and its Affiliates, and each of their respective agents, have not and will not provide any tax advice to Grantee. If Grantee elects to make a Section 83(b) election, Grantee shall promptly provide Company with a copy of the executed Section 83(b) election and evidence satisfactory to Company of the filing of the executed Section 83(b) election with the Internal Revenue Service.

(k)Clawback. Any shares of Company Stock awarded to Grantee in settlement of this Award shall be subject to clawback to the extent required by law, government regulation, or national stock exchange listing requirements (or any policy adopted by Company pursuant to any such law, government regulation, or national stock exchange listing requirements). In addition, if Company is required to prepare an accounting restatement due to the material noncompliance of Company with any financial reporting requirement under applicable securities laws, the Committee, in its sole discretion, may require Grantee to surrender a portion or all of the shares of Company Stock received in settlement of this Award.

(l)Excess Parachute Payment Limitation. Notwithstanding any other provision of this Agreement, if the sum of the value of the vesting of the Award and payments to Grantee described in this Agreement and in any other agreement, program, or plan between Company or any of its Affiliates and Grantee attributable to the same Change in Control constitute “excess parachute payments,” as defined in Section 280G(b)(1) of the Code, then Company shall reduce the amounts otherwise payable to Grantee under this Agreement so that Grantee’s total “parachute payment,” as defined in Section 280G(b)(2)(A) of the Code, under this Agreement and any other agreements, programs, or plans shall be $1,000 less than the amount that would be an “excess parachute payment.”

Section 4. Acceptance. By Grantee’s signature on this Agreement, Grantee accepts the Award set out in this Agreement and irrevocably agrees, on behalf of Grantee and Grantee’s executors, administrators, personal representatives, heirs, beneficiaries, and assigns, to the terms and conditions of this Agreement and the Plan and acknowledges that Grantee has received, read, and understands the provisions of the Plan. By entering into this Agreement and accepting the Award, Grantee acknowledges that: (a) Grantee’s participation in the Plan is voluntary; (b) the value of the Award is an extraordinary item that is outside the scope of any employment contract with Grantee; (c) the Award is not part of normal or expected compensation for any purposes, including without limitation for purposes of calculating any benefits, severance, resignation, termination, redundancy, or end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments, and Grantee will not be entitled to compensation or damages as a consequence of Grantee’s forfeiture of any unvested portion of the Award as a result of a Termination of Service; and (d) in the event Grantee is not a direct employee of Company or any Affiliate of Company, the grant of the Award will not be interpreted to form an employment relationship or contract between Grantee and Company or any Affiliate thereof. Company will be under no obligation whatsoever to advise Grantee of the existence, maturity, or termination of any of Grantee’s rights hereunder, and Grantee shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Grantee’s rights or privileges hereunder.

Section 5. Miscellaneous.

(a)Notices. Any and all notices and other communications provided for herein shall be given in writing. Any such notice or other communication provided to Company shall be delivered personally to the chief executive officer or chief financial officer of Company or sent by registered or certified United States mail, postage prepaid, addressed to both the chief executive officer and the chief financial officer of Company at the principal office of Company. Any such notice or other communication provided to Grantee shall be delivered personally to Grantee or sent by registered or certified United States mail, postage prepaid, to Grantee’s address appearing on the books and records of Company.

(b)No Right to Continued Service. Nothing in the Plan or in this Agreement shall confer upon Grantee any right to continue in the service of Company or any Affiliate thereof, as a director or otherwise, or shall interfere with or restrict in any way the right of Company or any Affiliate thereof, which right is hereby expressly reserved, to remove, terminate, or discharge Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c)Compliance with Law. The issuance and transfer of shares of Company Stock in connection with this Award shall be subject to compliance by Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any national stock exchange on which the Company Stock may be listed. No shares of Company Stock shall, in connection with this Award, be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of Company and its counsel.

(d)Regulatory Requirements. Notwithstanding anything in the Plan or this Agreement to the contrary, to the extent that the Board of Governors of the Federal Reserve System, the Tennessee Department of Financial Institutions, or any other bank or bank holding company regulatory agency or authority determines that any change to the Plan and/or this Agreement is required, necessary, advisable, or appropriate to improve the risk sensitivity of the Award, then this Agreement shall be automatically amended to incorporate such change, without further action of Grantee. In such event, the Company shall provide Grantee with notice thereof.

(e)Adverse Tax Consequences. Notwithstanding anything contained in the Plan or this Agreement to the contrary, to the extent that either the Committee or the United States government (including, without limitation, any agency thereof) determines that the Award granted to Grantee pursuant to this Agreement is prohibited or substantially restricted by, or subjects Company to any adverse tax consequences that Company is not otherwise subject to on the Award Date because of, any current or future United States law, rule, regulation, or other authority, then this Agreement shall automatically terminate effective as of the Award Date and the Award shall automatically be cancelled as of the Award Date without further action on the part of Company or Grantee and without any compensation to Grantee for such termination and cancellation. The Company shall provide notice to Grantee of any such termination and cancellation.

(f)Section 409A. The intent of the parties is that benefits under this Agreement will be exempt from the provisions of Section 409A of the Code, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be limited and construed in accordance with such intent. In no event whatsoever shall Company be liable for any additional tax, interest, or penalties that may be imposed on Grantee by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(g)Imposition of Other Requirements. If Grantee relocates to another country after the Award Date, Company reserves the right to impose other requirements on Grantee’s participation in the Plan, to the extent Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(h)Successors. Company may assign any of its rights and/or delegate any of its obligations under this Agreement without the consent of or notice to Grantee. Except as otherwise expressly permitted by the Plan or this Agreement, Grantee may not assign any of Grantee’s rights and/or delegate any of Grantee’s obligations under this Agreement without the prior written consent of Company. The terms of this Agreement shall be binding upon and inure to the benefit of Company, its successors and assigns, and Grantee and the executors, administrators, personal representatives, heirs, beneficiaries, and assigns of Grantee.

(i)Invalid Provision. The invalidity or unenforceability of any particular provision of the Plan or this Agreement shall not affect the other provisions thereof or hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(j)No Waiver. The failure of Company to enforce any provision of this Agreement at any time shall in no way constitute a waiver of such provision or of any other provision hereof.

(k)Entire Agreement. This Agreement constitutes the entire agreement between Grantee and Company and supersedes and cancels any other agreement, representation, or communication, whether oral or in writing, between the parties hereto relating to the subject matter hereof, provided that this Agreement shall be at all times subject to the Plan.

(l)Amendment. The Board, in its sole discretion, may hereafter amend the terms of this Agreement, and thus the Award, provided that any amendment which would materially and adversely impair the rights of Grantee shall require the consent of Grantee. No such amendment shall be valid unless in writing.

(m)Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and determined in accordance with the statutory laws and procedural provisions of the State of Tennessee, including such state’s law of privilege, without giving effect to its conflict of law principles.

(n)Headings. The headings and captions contained in this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.

(o)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(p)Discretionary Nature of Plan. The Plan is discretionary and may, subject to the terms of the Plan, be amended, modified, or terminated by Company at any time, in its discretion. The grant of the Award in this Agreement does not create any contractual or other right to receive other awards of Restricted Shares, qualified or non-qualified stock options, or other types of equity or cash awards in the future. Future awards or grants, if any, will be at the sole discretion of Company. Any amendment, modification, or termination of the Plan shall not constitute a change of, or impair the terms and conditions of, Grantee’s service to Company or any of its Affiliates.

(Signature Page Follows)

By Grantee’s signature and the signature of Company’s representative below, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Award Date set forth on the first page of this Agreement.

RELIANT BANCORP, INC.                 GRANTEE

By: _________________________________        ____________________________________
Print name: ___________________________        Print name: __________________________
Print title: ____________________________